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                                                                    Exhibit (23)


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated November 15, 1996, with respect to the financial statements and schedule of CleveTrust Realty Investors included in this Annual Report (Form 10-K) for the year ended September 30, 1996 in the following:

      Registration Statement Number 33-12663 on Form S-8 dated March 23,
      1987;

      Registration Statement Number 33-12662 on Form S-3 dated March 23, 1987;

      Amendment Number 1 to Registration Statement Number 33-12662 on Form S-3 dated December 1, 1987; and

      Post-Effective Amendment Number 1 to Registration Statement Number 2-97843 on Form S-8 dated March 23, 1987.




                                                Ernst & Young LLP

December 9, 1996
Cleveland, Ohio